Exhibit 99.1

News Release

Corporate Contact:

Lightlake Therapeutics Inc.

Dr. Roger Crystal, CEO

+44(0)203 617 8739

info@lightlaketherapeutics.com

Investor Relations Contact:

Amato and Partners, LLC

admin@amatoandpartners.com

LIGHTLAKE THERAPEUTICS COMMENCES TRIAL FOR TREATMENT OF
OPIOID OVERDOSE WITH THE U.S. NATIONAL INSTITUTE ON DRUG ABUSE (NIDA)

Lightlake Therapeutics advances collaboration with NIDA for

novel intranasal naloxone application to reverse opioid overdose

LONDON – (December 4, 2014) – Lightlake Therapeutics Inc. (“Lightlake”) (OTCQB: LLTP), a biopharmaceutical company developing addiction treatments based on its expertise in opioid antagonists, announced today that Lightlake has begun a trial designed to evaluate its intranasal naloxone application for opioid overdose.

The trial is being conducted in partnership with the National Institute on Drug Abuse (“NIDA”), a part of the National Institutes of Health (“NIH”), a part of the U.S. Department of Health and Human Services.

Naloxone, a medicine currently available via injection, can rapidly reverse the overdose of prescription and illicit opioids. Lightlake is developing a new intranasal delivery system for the delivery of naloxone that could widely expand its availability and use in preventing opioid overdose deaths, a public health problem of epidemic proportion in the U.S. According to the Centers for Disease Control and Prevention (CDC), 16,651 people died from prescription opioid overdose in the U.S. in 2010, a dramatic increase from the 4,030 overdose deaths in 1999.

Assuming favorable outcomes from this study, a New Drug Application (“NDA”) with the U.S. Food and Drug Administration (“FDA”) is expected to be filed. The ultimate goals of Lightlake’s partnership with NIDA are to submit an NDA and receive approval from the FDA for Lightlake’s intranasal naloxone solution for the reversal of opioid overdoses, and bring it to market.

“This trial will build on the previous successful trial conducted in collaboration with NIDA last year. We have now optimized our formulation and device, and look forward to the clinical results that will bring us closer to launching a critically needed commercial product that can save lives,” stated Dr. Roger Crystal, CEO of Lightlake.

About Lightlake Therapeutics Inc.

Lightlake Therapeutics Inc., a biopharmaceutical company, is using its expertise in opioid antagonists to build a platform of innovative intranasal naloxone solutions to common addictions and related disorders. Lightlake is developing a treatment to reverse opioid overdoses, which have reached epidemic proportions in the United States. Lightlake has completed a clinical trial for this treatment in collaboration with the National Institute on Drug Abuse (“NIDA”), part of the National Institutes of Health, and has commenced a second study in collaboration with NIDA. Lightlake also has completed a Phase II clinical trial to treat Binge Eating Disorder. For more information please visit: http://www.lightlaketherapeutics.com.

Forward-Looking Statements

This press release contains forward-looking statements. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed, implied or inferred by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” or “continue” or the negative of such terms and other comparable terminology. These statements are only predictions based on our current expectations and projections about future events. You should not place undue reliance on these statements. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors. These and other factors may cause our actual results to differ materially from any forward-looking statement. We undertake no obligation to update any of the forward-looking statements after the date of this press release to conform those statements to reflect the occurrence of unanticipated events, except as required by applicable law.

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